UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2007

PHYSICIANS REMOTE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

                       Florida                                  333-131599                      22-3914075

(State or other jurisdiction Incorporated)  (Commission File No.)    (I.R.S. Employer                                                                                                        Identification No.)

64 Secretariat Court, Tinton Falls, New Jersey 07724_____07724___

(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code: (732) 676-6030

____________________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b), and (c)

Not applicable.

(d)

(1)

Vincent DiGaetano was elected as a member of our Board of Directors on May 22,     2007.

(2)

There was or is no arrangement or understanding between Mr. DiGaetano and  any other person pursuant to which Mr. DiGaetano was elected a director.

(3)

Mr. DiGaetano has not been and is not expected to be named to any committee of the Board of Directors.

(4)

Except as otherwise set forth below, there have been no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and in which  any of the following had or will have a direct or indirect material interest:

•

Mr. DiGaetano; and

•

Any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of Mr. DiGaetano.

Mr. DiGaetano, age 49, is the Managing Director of Chatsworth Securities. Prior thereto, Mr. DiGaetano was Senior Vice President/National Sales Manager of DLJ/Credit Suisse and Senior Managing Director of First Brokers.

We  expect to issue 100,000 shares of our common stock to Mr. DiGaetano for serving as a director. In addition, Mr. DiGaetano may assist us in seeking capital and we may compensate him for his efforts.

SECTION 8 – OTHER EVENTS

Item 8.01

Other Events.

 We have sold 100,000 shares of our common stock to a private investor at $.10 per share.

We have extended the expiration date of the option we granted to Richard Schreiber for the purchase of up to 500,000 shares of our common stock at $.09 per share to November 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHYSICIANS REMOTE SOLUTIONS, INC.

Date: May 23, 2007

By: /s/ Christopher LaRose

---------------------------

Christopher LaRose

Chef Financial Officer

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